Exhibit 10.5(b)

Joint Venture Contract for Leshan Phoenix Semiconductor Company Limited

Amendment Agreement

This Amendment Agreement (this “Agreement”) is made on September 29, 2014, between and by:

LESHAN RADIO COMPANY LTD., an enterprise legal person established and existing under the laws of the People’s Republic of China, with its legal address at 287 West People’s Road, Shizhong District Leshan, Sichuan Province 614000, People’s Republic of China (“Party A”); and

ON SEMICONDUCTOR (CHINA) HOLDING, LLC, a company established and existing under the laws of the State of Delaware, U.S.A., with its registered address at 1209 Orange Street, Wilmington, Delaware, 19801, U.S.A. (“Party B”).

Party A and Party B shall hereinafter individually be referred to as a “Party” and collectively as the “Parties”.

WHEREAS:

1.	Party A and Party B entered into the Joint Venture Contract and relevant appendixes on April 20, 2006 and the supplementary agreement of the Joint Venture Contract as of December 17, 2013 (“Supplementary Agreement I”, together with the Joint Venture Contract referred as “Contract”);

2.	The Parties agree and enter into an equity transfer agreement as of the execution date of this Agreement, in which, Party A desires to sell to Party B, and Party B wishes to purchase from Party A, Party A’s 10% equity interest in the Company (the “Equity Transfer”). As a result of the Equity Transfer, Party B will own 80%, and Party A 20% of the equity interest in the Company’s Registered Capital.

NOW THEREFORE, after friendly consultations conducted in accordance with the principle of equality and mutual benefit, the Parties have agreed to amend the Contract as follows:

1.	Article 2.01 of the Contract shall be changed to be:

“2.01 The Parties

The Parties to this Contract are:

(a) Party A, Leshan Radio Company, Ltd., a Chinese limited liability company registered in Leshan, Sichuan Province, China, with its legal address at 287 West People’s Road, Leshan, Sichuan Province, China.

Legal Representative of Party A:

Name:	Mr. Pan Min-Zhi

Position:	Chairman of the Board

Nationality:	Chinese

(b) Party B, SCG (China) Holding Corporation, a company established and existing under the laws of the State of Delaware, U.S.A., with its registered address at 1209 Orange Street, Wilmington, Delaware, 19801, U.S.A.

Legal Representative of Party B:

Name:	Mr. Keith Jackson

Position:	Chairman of Board of Directors & President

Nationality:	American”

2.	The Parties agree that Article 3.01 (b) of the Contract shall be changed to be:

“(b) The legal address of the Company shall be No. 289 West People’s Road, Shizhong District, Leshan, Sichuan Province, China.”

3.	The Parties agree that Article 5.03 of the Contract shall be changed to be:

“(a) Party A’s contribution to the registered capital of the Company shall be Twenty Million Three Hundred and Seventy-two Thousand United States Dollars (US$ 20,372,000), representing a twenty percent (20%) share of the registered capital of the Company. Party A’s contribution to the registered capital shall include the land use rights of a parcel of land and the building thereon located at No. 27, West People’s Road , Shizhong District, Leshan City and currently used for Expatriate Apartments valued at One Hundred Sixty Thousand United States Dollars (US$160,000).

(b) Party B’s contribution to the registered capital of the Company shall be Eighty-One Million Four Hundred Eighty-Eight Thousand United States Dollars (US$ 81,488,000) representing a eighty percent (80%) share of the registered capital of the Company.

(c) As of the execution date of this Agreement, each Party has paid up all payable contribution.”

4.	The Parties agree that all provisions under Article 5.04 of the Contract (5.04 Payment of Registered Capital and Conditions Precedent thereto) shall be intentionally deleted and not applicable any more.

5.	The Parties agree that Article 9.01 (a) of the Contract shall be changed to be:

“(a) The Board shall consist of nine (9) directors, two (2) of whom shall be appointed by Party A, and seven (7) of whom shall be appointed by Party B. At the time this Contract is executed and each time a director is appointed, each Party shall notify in writing to the other Party the names of its appointee(s).”

6.	The Parties agree that Article 18.03(b) of the Contract shall be changed to be:

“(b) The liquidation committee shall consist of five (5) members, of which one (1) member shall be nominated by Party A, and four (4) members including the chairman of the liquidation committee shall be nominated by Party B. Members of the liquidation committee may, but need not be, Board directors or senior employees of the Company. When permitted by Chinese law or regulations, each Party may also appoint professional advisors to be members of or to assist the liquidation committee. The Board shall report the formation of the liquidation committee to the department in charge of the Company. In principle, the liquidation committee shall resolve all issues by consensus. In the event that consensus cannot be reached, matters shall be decided by a majority vote of all members of the liquidation committee.”

7.	The Parties agree and acknowledge that this Agreement is an integral part of the Contract, with the same legal effect. This Agreement shall be supplemental and amendment to the terms and conditions of the Contract. Upon execution it shall be binding upon the Parties and supersede any prior agreements relating to the subject matter hereof. Other than as supplemented or amended by the provisions of this Agreement, the Contract shall remain in full force and effect, and the Parties rights and obligations thereunder shall remain valid and unchanged.

8.	This Agreement is governed by the law of the PRC. Any dispute, controversy or claim arising out of or in connection with this Agreement, including any question regarding its existence, validity or termination, shall be resolved in accordance with the dispute resolution arrangement under the Contract.

9.	This Agreement becomes effective upon being signed by their respective authorized representatives of the Parties and approved by the competent authorities, and has the same term with the Contract.

10.	This Agreement is being executed in Chinese and English. Both versions shall have equal effect. There exist four execution copies of this Agreement in Chinese and in English. Each Party holds two copies of both the Chinese and English versions.

Signing page

Leshan Radio Company, Ltd.

/s/ PAN MIN-ZHI

Legal Representative Signature

Name: Mr. Pan Min-Zhi

Date: September 29, 2014

ON Semiconductor (China) Holding, LLC

/s/ KEITH JACKSON

Legal Representative Signature)

Name: Keith Jackson

Date: September 29, 2014

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